UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

January 14, 2009
Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 HANOVER STREET, PALO ALTO, CA		94304
(Address of principal executive offices)		(Zip code)

(650) 857-1501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
                     Officers; Compensatory Arrangements of Certain Officers.

(b)	On January 14, 2009, Richard A. Hackborn notified the Board of Directors (the “Board”) of Hewlett-Packard Company (“HP”) that he will not stand for re-election at the next annual meeting of stockholders. Mr. Hackborn will continue to serve as a director of HP until HP’s next annual meeting of stockholders, which is scheduled to be held on March 18, 2009.

(e)	On January 15, 2009, the independent directors of the Board approved an award of time-based restricted stock units (“RSUs”) to HP’s principal executive officer. Also effective January 15, 2009, the HR and Compensation Committee (the “HRC”) of the Board approved awards to HP’s principal financial officer and the other named executive officers identified below under the Hewlett-Packard Company 2000 Stock Plan (the “2000 Plan”). One-half of each RSU award vests on the first and second anniversaries of the date of grant of the award. The amounts of the awards are set forth below:

Name	RSU Award
Mark V. Hurd Chairman, Chief Executive Officer and President	72,740
Catherine A. Lesjak Executive Vice President and Chief Financial Officer	26,250
Randall D. Mott Executive Vice President and Chief Information Officer	16,410
Vyomesh I. Joshi Executive Vice President, Imaging and Printing Group	19,140
R. Todd Bradley Executive Vice President, Personal Systems Group	28,710
Ann M. Livermore Executive Vice President, Technology Solutions Group	28,710

The foregoing awards were granted on terms previously approved by the HRC under which RSUs may be awarded to eligible employees under the Hewlett-Packard Company 2004 Stock Incentive Plan (the “2004 Plan”) and the 2000 Plan (collectively, the “Plans”). RSUs awarded under the Plans vest according to a time-based vesting schedule established at the time of the award. Upon vesting, the recipient is entitled to receive cash or shares of HP of common stock with a value equal to the number of vested RSUs multiplied by the market value of a share of HP common stock (as determined under the applicable Plan) on the vesting date plus a dividend equivalent payment. Vesting of the RSUs generally ceases upon termination of the recipient’s employment with HP except in cases of retirement or total and permanent disability. In addition, upon the death of the recipient prior to vesting, the recipient’s estate may be entitled to a pro-rata payment.

Effective January 15, 2009, the HRC and the independent directors of the Board also approved awards of performance-based restricted units (“PRUs”) under the 2004 Plan to the foregoing individuals as well as other HP executive officers. The terms of those awards are consistent with the previously disclosed terms of awards of PRUs under the 2004 Plan and will be separately reported on Forms 4 filed by the foregoing individuals under Section 16(a) of the Securities Exchange Act of 1934, as amended.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported, on September 19, 2008, the Board elected Rajiv L. Gupta to serve as a director of HP effective January 14, 2009. In connection with Mr. Gupta’s election to the Board, the Board approved an amendment to Section 3.2 of Article III of HP’s Bylaws increasing the number of HP directors from ten to eleven immediately prior to the effective time of Mr. Gupta’s election. The Amended and Restated Bylaws of HP reflecting that amendment are filed with this report as Exhibit 3.1.

Item 9.01.    Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Hewlett-Packard Company (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

DATE: January 20, 2009	By:	/s/ Paul T. Porrini
	Name:	Paul T. Porrini
	Title:	Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Hewlett-Packard Company (filed herewith).